UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      October 4, 2021

COMSOVEREIGN HOLDING CORP.

(Exact name of registrant as specified in charter)

Nevada	333-150332	46-5538504
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5000 Quorum Drive, Suite 400 Dallas, TX	75254
(Address of Principal Executive Offices)	(zip code)

(904) 834-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COMS	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock	COMSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

                                 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 4, 2021, we completed our previously announced acquisition (the “Acquisition”) of SAGUNA Networks Ltd., a company organized under the laws of the State of Israel (“SAGUNA”), pursuant to a Share Purchase Agreement dated as of August 17, 2021 (the “Purchase Agreement”) among our company, SAGUNA, the holders of common shares of SAGUNA that are parties thereto, which held approximately 99.8% of the voting power of the outstanding capital stock of SAGUNA, and Ben Weiss, solely in his capacity as the representative of the shareholders of SAGUNA.

 As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 20, 2021, we agreed to acquire 100% of the outstanding capital stock of SAGUNA pursuant to the terms of the Purchase Agreement. In accordance with the terms of the Purchase Agreement, in consideration for the transfer to us of their shares of the capital stock and other securities of SAGUNA, the stockholders of SAGUNA, including the holders of outstanding options and warrants, received, in the aggregate: (i) $33,017 in cash and (ii) 6,422,099 shares of our common stock, par value $0.0001 per share, of which an aggregate of 1,284,420 shares is being held in an escrow fund for purposes of satisfying any post-closing indemnification claims of the former SAGUNA security holders under the Purchase Agreement. In addition, at the closing of the Acquisition, we issued to certain employees of SAGUNA five-year warrants to purchase an aggregate of 1,540,000 shares of our common stock at a purchase price of $2.09 per share, that vest after six consecutive months of employment at Saguna, and we paid approximately $130,000 of outstanding payables of SAGUNA.

SAGUNA, based in Yokneam, Israel, is the software developer behind the award-winning SAGUNA Edge Cloud, which transforms communication networks into powerful cloud-computing infrastructures for applications and services including augmented and virtual reality, IoT, edge analytics, high-definition video, connected cars, autonomous drones and more. SAGUNA allows these next-generation applications to run closer to the user in a wireless network, dramatically cutting down on latency, which is a fundamental and critical requirement of 5G. SAGUNA’s Edge Cloud operates on general purpose computing hardware but can be optimized to support the latest artificial intelligence (AI) and machine learning features through dedicated accelerators.

The information provided under this Item 2.01 is a summary of certain portions of the Purchase Agreement and does not purport to be a complete description of, and is subject to and qualified in its entirety by, (i) the information provided under Item 1.01 of our Current Report on Form 8-K filed on August 20, 2021 and (ii) the text of the Purchase Agreement, a copy of which was attached as Exhibit 10.1 to our Current Report on Form 8-K filed on August 20, 2021 and is incorporated by reference herein as Exhibit 10.1 hereto.

Item 3.02	Unregistered Sale of Equity Securities.

On October 4, 2021, we sold an aggregate of 6,422,099 shares of our common stock and issued warrants to purchase an aggregate 1,540,000 shares of our common stock, all of which were issued in connection with the Acquisition. The information required to be reported under this Item with respect to such sale and issuance is incorporated by reference to Item 2.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1*	Share Purchase Agreement, dated as of August 17, 2021, among COMSovereign Holding Corp., SAGUNA Networks Ltd., the shareholders of SAGUNA Networks Ltd. party thereto and Ben Weiss, as Shareholders’ Representative (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K dated August 17, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules, exhibits and similar supporting attachments or agreements to the Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 7, 2021	COMSOVEREIGN HOLDING CORP.

	By:	/s/ Daniel L. Hodges
Daniel L. Hodges
Chairman and Chief Executive Officer

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